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                               SUBLEASE AGREEMENT

        WHEREAS on or around the 28th day of February, 1997 a certain Lease Agreement was entered into by and between Joseph Campanelli, Nicholas Campanelli, Ronald Campanelli, and Alfred Campanelli as Trustee of Campanelli Investment Properties (as Landlord thereunder) further assigned to AMB Property, L.P. (hereinafter "Master Landlord" hereunder) and ADAP, Inc. (as Tenant)(said original Lease Agreement hereinafter referred to as the "Master Lease".) ;and

        WHEREAS, ADAP, Inc. desires to sublease a certain portion of the leased premises to Quaker Fabric Corporation of Fall River; and

        WHEREAS Quaker Fabric Corporation of Fall River agrees to sublease from ADAP,Inc. upon the terms and conditions herein stated;

        NOW, THEREFORE, THIS SUBLEASE AGREEMENT (hereinafter "Sublease") is entered into on December 11,1998, by and Between ADAP, INC., (hereinafter "Landlord") and Quaker Fabric Corporation of Fall River, (hereinafter "Subtenant"). The Landlord subleases to Subtenant the Demised Premises as herein after defined, together with all improvements and all rights and appurtenances thereunto belonging. Subtenant will not violate any of the terms and conditions of the Master Lease to the extent the same are binding on Subtenant. Landlord warrants that it is currently the rightful Tenant under the Master Lease.

                                   WITNESSETH

        The parties hereto agree that this Sublease sets forth all agreements, covenants and conditions express or implied between the parties, and supersedes any prior oral or written agreements between the parties with respect to the premises hereinafter described.

1. PREMISES: Landlord subleases to Subtenant and Subtenant subleases from Landlord the premises more particularly described as the approximately 214,851 square feet of warehouse space (hereinafter the "Demised Premises") located in the approximately 249,851 square foot premises along with the parking indicated on the attached Exhibit A-1, located at 525 Campanelli Drive, in the City of Brockton and



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State of Massachusetts. The Demised Premises is shown highlighted on the drawing labeled Exhibit A-1 attached hereto and made a part hereof.


2. MASTER LEASE: (A) The terms, provisions, covenants, and conditions of the Master Lease are hereby incorporated herein by reference on the following understandings:

        (1) With respect to work, services, repair, repainting and restoration or the performance of other obligations required of the Master Landlord under the Master Lease, and the obtaining of consents and approvals from the Master Landlord, Landlord's sole obligation shall be to request the same, on request in writing by Subtenant, and to use reasonable good faith efforts to obtain the same from the Master Landlord under the Master Lease. With respect to the obtaining of consents and approvals from the Landlord under this Sublease, Landlord agrees that upon request in writing by Subtenant, such consent or approvals will not be unreasonably withheld or delayed.

        (2) If there is a conflict between the provisions of the Master Lease and this Sublease, the provisions of this Sublease shall govern . The lack of a particular section or subsection in this Sublease shall not be deemed to be a conflict with a term which is set forth in the Master Lease and in such event, the section or subsection so contained in the Master Lease shall govern.

        (3) Landlord hereby represents and warrants that the Master Lease is in full force and effect. Furthermore Landlord hereby agrees to hold Subtenant harmless of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including without limitation, reasonable attorney's fees and expense, of defense by reason thereof) for any default caused or committed by the Landlord under this Master Lease.

               (B)(1) Subtenant agrees to hold Landlord and Master Landlord harmless of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including without limitation, reasonable attorney's fees and expense, of defense by reason thereof) arising from or out of the use or occupancy of the Demised Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by the act or omission of Subtenant, its Assignees, employees, Agents, contractors, visitors or licensees, in or about the Demised Premises.

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               (2) Except as otherwise set forth in this Sublease Agreement, the
Subtenant shall faithfully observe and timely perform each and every obligation of Tenant under the Master Lease (Landlord under this Sublease), except that subject to timely performance by Subtenant of Subtenant's obligations, Landlord shall timely pay when due all rents and other sums payable under the Master Lease. In the event the Landlord fails to submit the rental payment to Master Landlord in a timely fashion, the Master Landlord shall promptly (but in no event later then ten (10) days from the original due date) notify Subtenant of said failure and Subtenant may cure said failure and pursue Landlord for all remedies available herein, at law or otherwise. In the event Landlord fails to make timely payments of rent as required under the Master Lease on two occasions and Subtenant cures both defaults as provided within this subsection, then Subtenant shall be permitted upon written notice to Master Landlord and Landlord, to make all future base rent payments directly to Master Landlord. Neither Landlord nor Subtenant shall violate the Master Lease. Landlord shall use its best efforts to keep the Master Lease in effect during the term of this Sublease.



3. TERM AND COMMENCEMENT: The term of this Sublease (the "Term") shall commence on the same date that this Sublease is fully executed by Landlord and Subtenant and shall end the 31st day of December, 2003 unless extended as provided herein. Subtenant shall have the right to terminate this Sublease after four full years. The notice for this termination will be due six (6) months prior to the end of the fourth year. The fee for this termination right shall be equal to six (6) months' rent, which shall be in addition to the remaining six months of the fourth year.

3.1 RENT COMMENCEMENT: The date of Rent commencement shall be December 11, 1998 provided that a fully executed copy of this Sublease Agreement has been received by Master Landlord and Landlord and the first months rent and security deposit has been paid as required hereunder.

4. RENEWAL OPTIONS: Landlord grants to Subtenant two separate two year options to extend the Term, provided that Tenant is not in default in its obligations under this Sublease at the time of exercising such option:

           OPTION                    RENT
           ------                    ----
           Year 1 & 2                 $4.25/sq. ft.  $913,116.75 NNN
           Year 3 & 4                 $4.45/sq. ft.  $956,086.95 NNN


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        During this option period all terms and conditions of this Sublease shall remain in full force and effect except for the increase in Rent above. Subtenant shall, pursuant to Section 23 of this Sublease, notify Landlord no later than July 1, 2003 of its intention to exercise the first two-year option and shall notify Landlord no later then October 1, 2005 of its intention to exercise the second two-year option above. If Subtenant fails to notify Landlord of its intention to exercise said option, the Term shall end on the December 31, 2003, as described herein.

        Notwithstanding any other statement contained herein, in the event the Master Lease is terminated for any reason other than a breach of the Master Lease by Landlord, the options contained in this Provision shall be null and void.

5. RENT AND ADDITIONAL RENT: Subtenant agrees to pay to Landlord in advance and throughout the initial four (4) years of the initial Term, upon and following Rent commencement, without offset, demand or, except as otherwise provided herein, abatement, the monthly sum of sixty seven thousand, one hundred forty dollars and ninety four cents ($67,140.94) (hereinafter called "Rent") on or before the first day of each calendar month. Beginning on January 1, 2003 until December 31, 2003 the Subtenant agrees to pay to Landlord in advance without offset, demand or except as otherwise provided herein, abatement, the monthly sum of seventy four thousand, three hundred two dollars and sixty-four cents ($74,302.64). If the Commencement Date falls after the first day of the month, Rent will be prorated to accommodate for partial months occurring during the beginning or end of this Sublease. Notwithstanding the forgoing, in the event the parties' reach an agreement and possession is acquired prior to December 15, the rental payment for the month of December 1998 shall be thirty four thousand dollars ($34,000.00). Furthermore, in the event that the Landlord fails to deliver the entire demised premises as required herein, by January 4, 1999 then the monthly rent for January 1999 shall be thirty four thousand dollars ($34,000.00).

        During the option periods, Subtenant agrees to pay to Landlord in advance without offset, demand or except as otherwise provided herein abatement, the monthly sum of seventy six thousand, ninety three dollars and six cents ($76,093.06) during the first option term and seventy nine thousand six hundred seventy three dollars and ninety-one cents ($79,673.91) during the second option term. All

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payments of rent shall be made payable to ADAP, Inc. and mailed to
AutoZone Excess Property, Dept. 8700, P.O. Box 2198, Memphis, TN 38101-9842,
Attention: Jerry Wagley or to such other person or corporation or at such other place as shall be designated by Landlord, in writing, from time to time.

        In addition to the Rent herein specified, Subtenant agrees to pay Landlord, as additional rent, five (5) percent of the total monthly Rent for that month for each monthly payment of Rent that is not received by Landlord on or before the fifth (5th) day of any month during the Term of this Sublease.

        Within 15 days after receipt of a billing from Landlord, Subtenant shall reimburse Landlord, as additional rent (without offset, further demanded or except as otherwise provided herein, abatement) for its pro rata share of taxes, assessments, insurance, utilities, operating expenses, landscaping, and other payments the Landlord is required to make under the Master Lease; provided however, that in no event shall Subtenant be required to pay for any repair or replacement which would be classified as a capital expenditure under GAAP.

        Within a reasonable time from the effective date of this Sublease, Landlord agrees to cause a "notice of cancellation provision" to be included in each insurance policy held by Landlord in connection with the Demised Premises. Such provision shall provide for notice to be sent to the Subtenant thirty (30) days prior to the effective date of cancellation of any insurance held by Landlord in connection with the Demised Premises. Landlord shall provide certificates of insurance to Subtenant as evidence of compliance with the foregoing.

        Subtenant agrees to pay, prior to delinquency, any and all taxes and assessments that may be assessed or levied on or against any of Subtenant's personal property, fixtures, or equipment placed on or in the Demised Premises, and/or other taxes or expenses incidental to Subtenant's use thereof and the operation of Subtenant's business therein.

        Subtenant further agrees to pay to Landlord as Additional Rent without offset, further demand or except as otherwise provided herein, abatement an amount equal to any excise, privilege, sales or other tax (excluding income tax) levied at any time during the term hereof on the rentals or on any other sums payable by Subtenant to Landlord under the terms of this Sublease (including, but not limited to, reimbursement of taxes,

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maintenance costs, insurance premiums, and utility charges) or on Landlord's receipt of said rental or other sums.

6. SECURITY DEPOSIT: Prior to delivery of the Premises, Subtenant shall deliver to Landlord a security deposit in the amount of sixty seven thousand one hundred forty one dollars ($67,141.00) as security for the full and faithful performance by Subtenant of each and every term, covenant and condition of this Sublease.
In the event that Subtenant defaults in any of the terms, provisions, covenants or conditions of this Sublease, including but not limited to payment of any Rent or additional rent, Landlord may use, apply, retain the whole or any of the security so deposited for payment of any such sum in default, or for any other sum which Landlord may expend or be required to expend by reason of Subtenant's default, including any damages or deficiencies incurred in the reletting of the Demised Premises or in curing default(s) by Subtenant under this Sublease, whether such damage or deficiency may occur before or after some repossession proceeding or other reentry by Landlord. In the event that Subtenant shall, for the full Term of this Sublease, fully and faithfully comply with all the terms and conditions of this Sublease, the security deposit or any balance thereof, shall be returned to Subtenant after expiration of the Term. The Subtenant shall not be entitled to any interest on the aforesaid security. If Landlord utilizes the security deposit in payment of Subtenant's obligations hereunder or in otherwise curing default on the part of Subtenant, Subtenant shall pay Landlord within ten (10) days from the date of demand, the amount necessary to restore the security deposit.

7. POSSESSION: (A) Landlord agrees that upon Tenant's performing and observing the terms, conditions and provisions of the Sublease Agreement, Subtenant shall and may peaceably and quietly have, hold and enjoy the premises during the Term without any manner of hindrance from Landlord or anyone claiming under Landlord (hereinafter "right of quiet enjoyment"). Subject to Subtenant's right of quiet enjoyment, Subtenant shall permit any inspection, at all reasonable times, of the Demised Premises by Landlord, or Landlord's agents or representatives. Furthermore, subject to Subtenant's right of quiet enjoyment, Subtenant shall allow Master Landlord to enter Demised Premises at all times when required under the Master Lease. During the six (6) months preceding the expiration of the Term of this Sublease, Landlord shall upon reasonable notice to Subtenant, have the right to show the Demised Premises to other potential Subtenants and prospective purchasers at all reasonable times.

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               (b) Subtenant agrees to deliver to Landlord physical possession of the Demised Premises upon expiration or termination of the Term in good repair and condition excepting, however, ordinary wear and tear occurring due to normal and reasonable use and casualty to the extent, if any, permitted by the Master Lease and excepting repairs and replacements which, if made would be classified as capital expenditures under generally accepted accounting principles. Subtenant shall leave the Demised Premises broom clean and except as set forth on Exhibit "C", free of all personal property, trash and debris. In the event that Subtenant shall retain possession of the Demised Premises or any part thereof, without Landlord's consent, after the termination of this Sublease, whether by lapse of time or otherwise, Subtenant shall become a Subtenant at sufferance only and pay to Landlord one and one half (1 1/2) the monthly rent in effect immediately before the termination date and shall pay all items of additional rent then applicable for each month or portion thereof, and also shall pay any and all damages sustained by Landlord on account thereof. The foregoing shall not be deemed consent to holding over. Further, in no event may Subtenant occupy the Demised Premises or any part thereof beyond the expiration or termination of the Master Lease except by separate written agreement between the Master Landlord and Subtenant.

8. USE: (A) Subtenant may use the Demised Premises solely for the purpose of manufacturing, distributing and warehousing fabrics and materials used in connection with its operations. Provided however, as to manufacturing, the Subtenant shall not use the Demised Premises for the manufacturing of fabrics and materials until Master Landlord consents to said use in a separate writing signed by Master Landlord a copy of said consent shall be provided to Landlord. Furthermore, in the event Master Landlord consents to said manufacturing use, Subtenant represents and warrants that the use will comply with all relevant codes, rules, regulations and laws. Subtenant shall not use or permit the Demised Premises to be used for any other purpose without first obtaining the Landlord's prior written consent. Subtenant shall indemnify and hold Landlord harmless of and from all fines or penalties imposed by law arising by reason of the violation by Subtenant of any laws, rules, ordinances or regulations or other governmental requirements relating to the conduct of business in Demised Premises, or

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the use or occupancy thereof, issued by any governmental authority having jurisdiction over the Demised Premises.

               (B) Subtenant agrees for itself, its partners, successors and assigns, its officers, its directors, its parent, affiliated and subsidiary corporations and any party affiliated with it, that none of the foregoing shall use, suffer, permit or consent to the use or occupancy of the Demised Premises or any part thereof as an automobile or truck parts store/warehouse or for the sale of automobile and truck parts, supplies or accessories for as long as this Sublease is in effect. Additionally, Subtenant shall not use, suffer, permit or consent to the use of the Premises or Demised Premises for advertising purposes, including but not limited to billboards or other signs, whether freestanding or placed on the building located on the Premises, except as permitted herein, for so long as this Sublease is in effect.

               (C) If, due to any act or omission (or alleged act or omission) of Subtenant, or its agents or contractors, any mechanic's or other lien, charge or order for payment of money or other encumbrance shall be filed against Landlord and/or Master Landlord or any portion of the Demised Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), Subtenant, shall at its own cost and expense cause the same to be discharged of record or bonded around within ten (10) days after notice to Subtenant; and Subtenant shall indemnify defend, with counsel approved by Landlord and Master Landlord, and hold harmless Landlord and Master Landlord and all mortgagees against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorney's fees, resulting therefrom. If Subtenant fails to comply with the foregoing provisions, Landlord or Master Landlord shall have the option of discharging or bonding around any such lien, charge, order, or encumbrance, and Subtenant agrees to reimburse Landlord or Master Landlord, as the case may be, promptly upon demand, for all actual costs, expenses and other sums of money in connection therewith (as additional rent) with interest accruing at the rate of ten percent (10%) per annum from the date Landlord notifies Subtenant of such discharge or bonding.

9. ASSIGNMENT AND SUBLETTING: Subtenant shall not mortgage or assign this Sublease or sublet the Demised Premises or any part thereof, directly, indirectly, by operation of law or in any manner whatsoever or under any circumstances, without the prior written consent of Landlord. Any attempt to mortgage, assign or sublet in violation

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of this Section or for purposes not permitted by this Sublease shall be void. No mortgage, assignment, or subletting shall relieve Subtenant from Subtenant's primary liability for the full and timely performance of all of Subtenant's obligations hereunder. No consent by Landlord to any mortgage, assignment or sublease shall be deemed to imply consent to any other assignment, mortgage or subletting.


10. SUBTENANT REPAIRS AND ALTERATIONS: Landlord agrees that on or before January 4, 1999 Landlord shall make or cause to be made the repairs set forth on Exhibit "B". Landlord agrees to make or cause to be made the said repairs in an expedient manner. . Except for the express repair obligations of the Master Landlord, if any, and those "repairs" and replacements which would be classified as capital expenditures under generally accepted accounting principals (said obligation for such repairs and replacements, to the extent required to be made under Master Lease by Landlord (as that term is defined herein) shall remain with Landlord) Subtenant shall maintain, in good order and condition and make all necessary repairs and replacements, at Subtenant's sole cost and expense, all aspects of the Demised Premises, all fixtures, equipment, and improvements whether exterior, interior, structural and non-structural, and any and all improvements made by Subtenant.Subtenant hereby agrees to make, at Subtenant's expense, such repairs, alterations, modifications, and improvements to the Demised Premises as may be required by any governmental authorities with jurisdiction over the Demised Premises, including but not limited to any required under the Americans with Disabilities Act ("ADA"), except to the extent, if any that such repairs fall within the scope of repairs to be made by Master Landlord and excepting repairs and replacements which, if made would be classified as capital expenditures under generally accepted accounting principles.

        Upon obtaining Landlord's and Master Landlord's (if applicable) written approval of plans and specifications, but not sooner, Subtenant may make and shall pay for any alterations and improvements to Demised Premises so approved. Subtenant agrees that all such alterations and improvements shall be made in a good and workmanlike manner and in a fashion so as not to diminish the value or utility of Demised Premises, and shall not violate the Master Lease or this Sublease and shall be in compliance with all laws, rules, regulations, building codes applicable to such alterations and improvements. Subtenant may paint, erect or authorize the installation of signs which Subtenant deems necessary to the operation of its business on the Demised Premises,

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but only after securing written approval of sign design from Landlord and Master
Landlord, which approval shall not be unreasonably withheld by Landlord and Master Landlord unless Landlord deems the names, marks, colors, logos and/or other symbols found on said design to be similar to those of Landlord's or unless not permitted by the Master Lease or Master Landlord. Except as expressly provided to the contrary herein, Landlord shall not be required to perform any alterations, repairs, replacements or improvements. Landlord shall reasonably cooperate with Subtenant in requesting that the Master Landlord perform its repair obligations, if any, under the Master Lease.

     Notwithstanding any other provision to the contrary in this section or any other section of this Sublease Agreement, any repair, replacement, alteration, modification or improvement which is required because of the nature of Subtenant's use or occupancy of the Demised Premises shall be made at Subtenant's sole cost and expense irregardless of its classification as a capital expenditure or otherwise.

11. SUBTENANT'S FIXTURES: Subject to Section 5.2.3 of the Master Lease, Subtenant may install in Demised Premises such trade fixtures, equipment and other personal property as Subtenant deems desirable and subject to Exhibit "C", all of said items shall remain Subtenant's property whether or not affixed or attached to Demised Premises and shall be removed from Demised Premises prior to the expiration or termination of the Term of this Sublease. Subtenant shall, prior to the expiration of the Term, repair any and all damage to Demised Premises caused by Subtenant's installation, maintenance, use and/or removal of all such trade fixtures, equipment or personal property.

12. COMPLIANCE WITH LAWS: Subject to the obligations of the Master Landlord under the Master Lease, Subtenant shall make and pay for all improvements and alterations required by order or authority of any governmental entity with jurisdiction over the Demised Premises. Provided however, Subtenant shall not be required to make improvements and alterations which, if made would be classified as capital expenditures under generally accepted accounting principles. Notwithstanding the previous statement, if alterations and improvements are .required by any governmental entity with jurisdiction over the Demised Premises due to the nature of Subtenant's use and occupancy of the building or are required by any authority as a condition to make Subtenant's desired alterations and improvements, Subtenant shall, at its sole cost and expense make all required alterations and improvements. Subtenant shall comply with


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all statutes, ordinances, laws, rules or regulations of any governmental authority promulgated after the commencement of the Term applying to the use, occupancy and physical condition of the Demised Premises, including but not limited to the American With Disabilities Act ("ADA").

        Landlord represents and warrants that, to the best of its knowledge, the Demised Premises, as of the date of this Sublease, complies with all statutes, ordinances, laws, rules and regulations.

13. UTILITIES: Landlord shall have no obligation to provide the Demised Premises with utilities (including, but not limited to sanitary and storm sewer facilities, water, electric power and gas) nor shall Landlord have obligation or liability for any interruption or stoppage thereof. Subtenant shall pay any "tap" fees or other charges for the installation or connection of oil, gas, electricity, water, telephone, sanitary sewer, storm or drainage sewer or ditch, and any and all other utilities for the Demised Premises. Subtenant must obtain Landlord's written approval prior to making additions or material alterations to existing utilities. Subtenant agrees to reimburse Landlord for a pro rata share of the utilities consumed in Demised Premises, during the Term, or any subsequent Renewal Period. The amount to be reimbursed by the Subtenant shall be calculated by multiplying the monthly utility bill by a fraction, the numerator of which shall be the approximate square footage leased (214,851) and the denominator of which will be the approximate square footage of the entire premises (249,851).

14. DELIVERY OF THE DEMISED PREMISES: On the effective date of this Sublease, Landlord shall deliver 75 % of the Demised Premises. The entire Demised Premises shall be delivered on January 1, 1999. The Demised Premises shall be in broom clean condition and subject to Section 21, the Demised Premises shall contain mechanical and heating systems, roof, electrical, lighting, loading dock doors, seals, levelers, sprinkler system and plumbing systems in current good working order.

15. PUBLIC LIABILITY INSURANCE: Throughout the Term, or any extensions thereof, Subtenant shall maintain insurance against public liability for injury to persons(s) (including death) or damage to property occurring on, about or within the Demised Premises or the building and improvements thereto or the adjoining sidewalks with insurance companies reasonably acceptable to Landlord and qualified to transact business in the State in which the Demised Premises is located. Such insurance shall be with minimum single limits of $2,000,000.00 per occurrence for personal injury, death


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or property damage and destruction, or such greater limits as may be required by the Master Lease. Subtenant shall deliver to Landlord continuous certificates of such insurance naming Landlord herein and the Master Landlord as additional insureds and an agreement by the insurer that said policy may not be canceled without at least thirty (30) days' prior written notice delivered to Landlord and Master Landlord. The first of said certificates shall be delivered to Landlord prior to Subtenant's occupancy of Demised Premises. Said policy shall provide for a waiver of subrogation and/or indemnity by the insurer and Subtenant against Landlord and Master Landlord. Subtenant shall, at Subtenant's cost, maintain continuously throughout the Term, Workman Compensation insurance in the amount required by applicable law.

        Upon failure at any time on the part of Subtenant to provide insurance as required herein, Landlord may (but is not required) from time to time, as often as such failure shall occur, without advance notice to Subtenant, obtain such insurance and pay premiums therefor, or pay any premiums due on any policy obtained by Subtenant, and any and all sums thus paid for insurance by Landlord shall be additional rent under this Sublease and shall become and due and payable on the next day when payment of rent is due, or at Landlord's option, on any succeeding day. Payment of any such premium by the Landlord shall not be deemed a waiver of the default in payment by the Subtenant and the Landlord, whether or not the Landlord shall have paid such premiums, shall have recourse to all remedies herein before or hereinafter provided in the event of default by the Subtenant in the performance of the terms and conditions of this Sublease.

16. INDEMNIFICATION: Subtenant agrees to defend, with counsel approved by Landlord and indemnify and hold Landlord and Master Landlord harmless of and from any and all liability, including but not limited to damages, expenses, causes of action, suits, claims, or judgments, resulting from injury or death of persons or damage or destruction of property on or about or within the Demised Premises or on or about or within the building located on the Demised Premises (including but not limited to attorney's fees and court costs) or on or about the adjoining driveways and sidewalks accruing during the Term of this Sublease or which arise out of Subtenant's use or occupancy of the Demised Premises.

17. AUTOMOBILE INSURANCE: Subtenant shall carry Automobile Liability Insurance with an aggregate limit of $2,000,000.00 and to include comprehensive and


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collision coverage. Landlord shall be named as an additional insured. Said policy shall provide for a waiver of subrogation and/or indemnity by the insurer and Subtenant against Landlord and Master Landlord. Additionally, said insurance shall contain a "notice of cancellation provision" providing for notice to the Landlord thirty (30) days prior to the effective date of cancellation.

18. CONDEMNATION & CASUALTY: (A) Termination of this Sublease will be effective as of the date Landlord and Subtenant mutually agree to terminate or Master Landlord terminates the Master Lease due to casualty or condemnation under power of eminent domain (including but not limited to any conveyance in lieu thereof).

        (B) Subtenant may terminate this Sublease due to casualty or condemnation upon the occurrence of any event that would permit Landlord to terminate the Master Lease provided that Subtenant actually delivers to Landlord a notice of termination of this Sublease at least five (5) week days, exclusive of federal holidays prior to the outside date, if any, for termination of the Master Lease by Landlord. Notwithstanding the foregoing, in the event of a casualty or taking which results in damage which can not be restored within three (3) months after the date thereof, Subtenant's election to terminate this Sublease shall be made within thirty (30) days after the casualty or taking.

        (C) Landlord will have no obligation to repair or restore any damage or destruction due to casualty or condemnation or to pay for or restore any of Subtenant's personal property or improvements lost as a result of casualty or condemnation. In cases in which this Sublease is not terminated as provided above and in which the Master Landlord does not restore, the Subtenant under this Sublease may restore or have an additional right to terminate this Sublease if the premises are not reasonably useable for Subtenant's business. If Subtenant should elect to restore, Subtenant shall promptly restore the Demised Premises to the same quality and character as existed prior to the casualty, at Subtenant's cost except to the extent, if any, which proceeds are made available therefor by Master Landlord.

        (D) Subtenant under this Sublease shall have no right to any condemnation award that would reduce the amount of the reward otherwise payable to Master Landlord or to Landlord. Landlord shall not be entitled to any portion of the award made directly to Subtenant for the value of Subtenant's fixtures or other personal property. Subtenant shall not be entitled to any damages for the unexpired part of the Term of this Sublease, or injury to its leasehold interest.

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        (E) Subtenant shall have no claim to insurance proceeds of Master
Landlord or Landlord due to casualty. Subtenant is to insure all its property and improvements against fire and casualty in the amount of the full replacement value thereof and said policy shall provide for a waiver of subrogation and/or indemnity by the insurer and Subtenant against Landlord and Master Landlord. In no event shall Landlord or Master Landlord be obligated to insure any of Subtenant's property and/or improvements and neither shall have an obligation to replace or pay for any of the same in any event.

        (F) Subtenant releases Landlord, Landlord's officers, directors, employees, and agents from liability or responsibility for any loss or damage to the Demised Premises, the improvements thereto, and Subtenant's equipment, fixtures and any of Subtenant's merchandise or other property or improvements which may arise as a result of a fire or any other event.

        (G) The foregoing releases shall apply not only to the liability and responsibility of the parties to each other; they shall also extend to the liability and responsibility of anyone claiming through or under either party as a result of a right of subrogation.

        (H) Subtenant shall cause its insurer to include a waiver of subrogation in the policies insuring against the loss or damage referred to in this Section.

        (I) In the event of casualty or condemnation, Rent and additional rent under this Sublease will abate but only to the extent, if any, the occurrence of such casualty or condemnation claim allows for the abatement of Rent and Additional Rent under the Master Lease.

19. SUBTENANT'S DEFAULT: In the event that Subtenant: (A) allows any default to occur by some action or inaction on its part; (B) fails to pay, on a timely basis (which is hereinafter defined as paid prior to the date a late charge becomes due) any portion of any Rent or any other sum when due hereunder ; (C) fails to furnish certificates of Subtenant's required insurance to Landlord or fails to maintain same in full force and effect; (D) becomes bankrupt, insolvent or files any debtor proceeding, takes action or has action taken against it for all or a portion of Subtenant's assets, files a petition for corporate reorganization, makes an assignment for the benefit of creditors or in any other manner then Subtenant's interest hereunder shall pass to another by operation of law; (E) commits waste to or abandons the Premises; or (H) is otherwise in default hereunder, then Subtenant is in default under this Sublease.

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        In the event of any default in Subtenant's obligations under this
Sublease, Landlord may, at Landlord's option, with or without court order re-take possession of the Premises by force or otherwise, terminate this Sublease or exercise any and all other remedy lawfully available under the circumstances from time to time and Landlord shall have the right to remove Subtenant's personal property from the Premises. Except in the instance that the Master Lease is terminated due to a breach by Landlord thereunder, Subtenant hereby indemnifies and holds Landlord harmless for any loss or damage that Landlord may incur as a result of termination of this Sublease, re-entry without termination of this Sublease and/or removal of Subtenant's property. No re-entry by Landlord or termination shall terminate Subtenant's obligations under this Sublease.

        Subtenant agrees to pay all costs of collection, including reasonable attorney's fees, if all or any part of Rent or additional rent or other sums due hereunder or damages are collected after maturity with the aid of an attorney. Subtenant also agrees to pay reasonable attorney fees in the event it is necessary for the Landlord to employ an attorney to force the Subtenant to make any such payments or comply with the covenants, obligations, or conditions of this Sublease.

        The above rights and remedies are not exclusive and in the event of any default of Subtenant that is not cured within the notice period aforesaid, Landlord may pursue and all rights and remedies available at law or in equity. Upon terminating this Sublease or otherwise re-entering the Demised Premises due to default of Subtenant, Landlord shall be obligated to use good faith efforts to re-let Demised Premises and Landlord may re-let to such persons, and for such lengths of time, and rents and other terms as Landlord deems best, without relieving Subtenant of Subtenant's obligations under this Sublease. In the event the Demised Premises are re-let, Subtenant shall be liable to Landlord for all costs incurred in such re-letting including but not limited to broker fees and commissions, difference in the rent due hereunder and rent obtained and attorney fees.

        Additionally, if Subtenant fails to pay or perform any of its obligations under this Sublease, Landlord may cure such defaults at Subtenant's cost, and Subtenant shall reimburse Landlord's cost of cure upon demand, as additional rent payable hereunder.

20. NON-WAIVER (A) Neither acceptance of Rent (or any portion thereof) or any other sums payable by Subtenant hereunder (or any portion thereof) by Landlord nor

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failure by Landlord to complain of any action, non-action or default of
Subtenant shall constitute a waiver as to any breach of any covenant or condition of Subtenant contained herein nor a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Subtenant shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default or any other obligation. No right or remedy of Landlord hereunder or covenant, duty or obligation of Tenant hereunder shall be deemed waived by Landlord unless such waiver be in writing, signed by Landlord.

        (B) Any failure by Subtenant to declare a default against Landlord shall not constitute a waiver as to any breach of any covenant or condition of Landlord contained herein nor a waiver of any of Tenant's rights hereunder. Waiver by Subtenant of any right for any default of Landlord shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. No right or remedy of Subtenant hereunder or covenant, duty or obligation of Landlord hereunder shall be deemed waived by Subtenant unless such waiver be in writing, signed by the Subtenant.

21. SUBTENANT'S RIGHT TO INSPECT: Subject to the work to be performed by Landlord hereunder and as set forth on Exhibit "B" and pursuant to the terms of this Sublease, Subtenant accepts the Demised Premises in an "AS IS" condition. Subtenant shall have a period of seven (7) calendar days from the date this Sublease is fully executed to inspect the Demised Premises (hereinafter "Inspection Period"). Subtenant shall be responsible for all of its obligations under this Sublease, during this Inspection Period. During this Inspection Period, Subtenant may, subject to approval when required by the terms of this Sublease, alter, modify, and commence any construction of the Demised Premises. Subtenant may waive any portion of the Inspection Period by furnishing written notice and thereby fully accepting the Demised Premises "AS IS." In consideration for such inspection, Landlord hereby disclaims and, to the maximum extent permitted by law, Subtenant hereby waives all claims for breach of representation or warranty as to the condition of the Demised Premises, whether express or implied, including without limitation, any implied warranty of suitability or fitness for any particular purpose. In the event Subtenant determines during the Inspection Period that the systems which are represented to be in good working condition in Section 14 are not, Subtenant shall notify Landlord in writing and Landlord,

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

at its sole cost and expense and within a reasonable period, shall investigate and rectify the same or, to the extent the Master Landlord is responsible for repairs, if any, under the Master Lease, Landlord shall use its best efforts to cause MasterLandlord to rectify the same. If Subtenant fails to provide such notice to Landlord prior to the expiration of the Inspection Period, Subtenant shall be deemed to have accepted the Demised Premises in "AS IS" condition and any claims to the contrary shall be deemed to have been waived and of no further force or effect.

        Notwithstanding the foregoing, the representations made in Section 12 shall survive the Inspection Period.

22. HAZARDOUS SUBSTANCES: Subtenant shall not use in any way, or permit or suffer the use of Demised Premises or any part thereof, either directly or indirectly, for the preparation, production, generation, manufacturing, refining, treatment, transportation, storage, maintenance, handling, disposal of, transfer, or processing of any Hazardous Substance except for storage and removal of goods customary to Subtenant's business, which shall in all ways comply with all the requirements of governmental authorities applicable thereto, and all of which shall be removed by Subtenant from Demised Premises in compliance with all requirements of governmental authorities applicable thereto prior to the expiration or termination of this Sublease and all at Subtenant's sole cost and expense. "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCB's, or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling, disposal, discharge or ownership of which is restricted, prohibited, regulated or penalized by any federal, state, county or municipal statutes or laws, rules or regulations now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 'SS' 9601 et, seq.); and the Resource Conservation and Recovery Act
(42 USC 'SS' 6901 et seq.) as these laws have been or may be amended or supplemented.

         Subtenant represents and warrants that no Hazardous Substance will be stored (except as expressly permitted in this Section) on the Demised Premises and that during the Term of this Sublease, no Hazardous Substance will be discharged, spilled or

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


leaked on or within Demised Premises or the improvements thereto. Subtenant agrees that such representations and warranties shall survive any termination of this Sublease and Subtenant agrees to indemnify and hold harmless the Landlord and Master Landlord from any and all costs, expenses, claims and damages, including but not limited to attorney's fees and costs of remediation, arising from Subtenant's breach of any of the agreements, prohibitions, representations, and/or warranties of this Section. Landlord acknowledges that Subtenant shall have no liability for existing environmental conditions on the Demised Premises as of the date of this Sublease, nor shall Subtenant be responsible for any environmental conditions hereafter caused by Landlord or any other tenant of the Property or said tenant's agents, employees, or contractors.

23. NOTICE:All notice or demands required or permitted to be given or served pursuant to this Sublease shall be deemed to have been given or served only if in writing, postage and or shipping charges pre-paid and sent by Federal Express or Certified Mail, Return Receipt Requested:

                                If via U.S. Mail:

LANDLORD:                                                 SUBTENANT:
ADAP, Inc.                                  Quaker Fabric Corporation of Fall River
C/O AutoZone, Inc.                          941 Grinnell St.
P.O Box 2198                                Fall River, Massachusetts  02721
Dept. 9999                                  Attention:  Vice President and General Counsel

Memphis, TN  38101-9842
Attention: Sr. Vice President, Distribution.

                             If via Federal Express:

ADAP, Inc.
C/o AutoZone, Inc.
60 Madison Ave.
Memphis, TN  38103

Attention: Sr. Vice President, Distribution.

        Address may be changed by either party by serving notice as above provided.

24. GENERAL PROVISIONS: (A) If and as long as Subtenant shall pay the Rent and additional rent and other sums payable hereunder when due and shall perform and observe all covenants, conditions and obligations herein and in the Master Lease

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

contained on the part of the Subtenant to be performed and observed, the Landlord covenants that the Subtenant may quietly hold, occupy and enjoy the Demised Premises for the uses and purposes permitted by this Sublease.

        (B) The captions and numbered Sections of this Sublease are inserted for convenience only and are not a part of this Sublease and do not in any way limit or amplify the terms and provisions of this Sublease.

        (C) All the provisions of this Sublease shall be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Section hereof, and all of the provisions hereof shall bind and enure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

        (D) No amendment or modification of this Sublease shall be effective unless in writing executed by two corporate officers of the Landlord and by duly authorized representative(s) of Subtenant.

        (E) Time is of the essence of all Landlord's and Subtenant's obligations and the exercise of all of rights under this Sublease, including but not limited to any or all rights to terminate this Sublease.

        (F) The Sections of this Sublease are intended to be severable. If any Section or provision shall be held to be unenforceable by any court of competent jurisdiction, this Sublease shall be construed as though such Section had not been included in it. If any Section or provision of this Sublease shall be subject to two constructions, one of which would render such Section or provision invalid, then such Section or provision shall be given the construction which would render it valid.

        (H) This Sublease shall be governed by and construed in accordance with the law of the State of Massachusetts.

        (I) In the event of default by Landlord hereunder, the officers, directors, shareholders, agents, or employees of Landlord shall not be held personally liable.


25. NO OPTION: The submission of this Sublease for examination does not constitute a reservation of or option for the Demised Premises and this Sublease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Subtenant.

26. BROKERAGE: Landlord shall be responsible for the payment of a brokerage fee equal to six (6) percent of the first year's annual rent and three (3) percent of the

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


annual rent for the second, third, fourth and one-half of the fifth years annual rent. In the event Subtenant remains in possession of the Demised Premises for the entire term (that is Subtenant does not exercise its right to cancel) and has faithfully performed its obligations hereunder, Landlord shall pay broker a brokerage fee, upon invoicing, equal to three (3) percent of one-half the fifth year's annual rent. The fee shall be split between Campanelli Companies as Landlord's exclusive broker and Bob Gibson of CB Richard Ellis as exclusive broker for Subtenant. Both brokers will be required to sign documentation required by Landlord evidencing a waiver of claims for nonpayment or for any other cause upon receipt of payment of the broker fee discussed herein. No waiver will be required for the potential fee in the fifth year. Subtenant agrees to indemnify Master Landlord, Landlord, brokers and managers or other named party from third party brokerage fee claims and lawsuits associated with this transaction and claimed or asserted to be owing in connection with services rendered to Subtenant, including, but not limited in any manner to any claim made by Cushman & Wakefield for fees claimed owing. Landlord agrees to indemnify Subtenant, brokers and managers or other named party from third party brokerage fee claims and lawsuits associated with this transaction and claimed or asserted to be owing in connection with services rendered to Landlord.

        THIS SUBLEASE SHALL NOT BE RECORDED.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

LANDLORD:                                          SUBTENANT:

ADAP, Inc.

By:____________________________             By:__________________________

Title:_________________________             Title:_________________________

By:____________________________             By:__________________________

Title__________________________             Title:_________________________

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                                    EXHIBIT B

Landlord shall, at its sole cost and expense, in an expedient manner, perform or cause to be performed the following:

        1. Remove Dumpster from Door 1;
        2. Repair existing leaks in roof;
        3. Remove all racks and conveyors in building including floor bolts/ceiling mounts;
        4. if required by local code, install a demising wall, isolating the warehouse from the office space as set forth on Exhibit A-1;
        5. Designate on Exhibit A-1 twenty-nine (29) parking spaces to be used exclusively by Subtenant and its invitees. Provided however, Landlord is under no obligation to take any steps now or in the future to ensure that Subtenant and its invitees are in fact the sole user of said parking areas.
        6. Designate on Exhibit A-1 twenty (20) trailer storage bays to be used exclusively by Subtenant and its invitees with the understanding that Landlord is under no obligation to take any steps now or in the future to ensure that Subtenant and its invitees are in fact the sole user of said parking areas.

                                                                              22

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


                                    EXHIBIT C

        As part of this Sublease, Quaker, at its sole cost and expense and upon consent when required by the terms of the Sublease, may

1.      *Install a business sign on the building in the existing Sign Box;
2.      *Mount a business sign on the chain link fence by the road;
3.      *Install racking;
4.      Remove large room in corner of the building;
5.      Remove small room in center of the warehouse;
6.      Change the central office area and add a small cafeteria;
7.      *Install a battery charging area;
8.      *Add local air conditioning/heating;
9.      *Add office furniture/cafeteria furniture/office equipment;
10.     Remove unused roof heating units and scrap;
11.     *Install lighting in offices and warehouse;
12.     *Install security cameras;
13.     *Install fire extinguishers;
14.     Cut concrete, Install manual loading dock levelers at some doors;
15.     *Install time clock;
16.     *Install phone system and telecommunications equipment;
17.     Put a window in the loading dock door in front of the office;
18.     Install a ramp to new door at end of the building for drive in access;
19.     Paint Walls/ceiling;
20.     *Install guard rails/curbs for controlling forktruck activity;
21.     Construct a QC Office near front center of Demised Premises;
22.     Install trailer pad of concrete if/where applicable;
23.     Made modifications to meet code/fire/insurance;
24.     *Construct a propane storage area for 1,000 gallon tank outside;
25.     *Add intercom system;

                                                                              23


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

26.     Remove and scrap some defective loading dock door seals;
27.     Remove and reinstall some of the better seals onto used doors;
28.     *Install and emergency spill kit;
29.     *Install a first aid kit;
30.     *Install a truck battery transfer unit;
31.     *Suspend vacuums from the walls; and
32.     *Install a radio frequency system for inventory management purposes.

All the aforementioned, excepting those items preceded by an "*" shall become part of the Demised Premises. Neither Landlord nor Subtenant shall be required to remove the same. Those items preceded by an "*" are items which Subtenant reserves the option to remove upon the expiration or termination of the Sublease. In the event Subtenant elects not to remove these items the Landlord shall have the option, but in no event be required to remove the same.

                                                                              24





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